UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2024

WAVEDANCER, INC
(Exact name of registrant as specified in its charter)

Delaware	001-41092	54-1167364

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12015 Lee Jackson Memorial Highway
Suite 210
Fairfax, VA 22030
(Address of principal executive offices, including zip code)

703-383-3000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WAVD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other.

On January 23, 2024, WaveDancer, Inc., (the “WaveDancer”) issued a press release entitled "WaveDancer Announces Filing of a Registration Statement on Form S-4 with the U.S. SEC" in which it announced the filing of a Registration Statement on Form S-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission. The Registration Statement contains a preliminary proxy statement in connection with the Company’s previously announced merger agreement with Firefly Neuroscience, Inc. (“Firefly”). Although the Registration Statement has not yet become effective and the information contained therein is subject to change, it provides important information about WaveDancer, Firefly, and the proposed transactions. The definitive transaction agreements were announced on November 16, 2023.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release entitled "WaveDancer Announces Filing of a Registration Statement on Form S-4 with the U.S. SEC" dated January 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVEDANCER, INC.

Date: January 26, 2024	By:	/s/ Timothy G. Hannon
Timothy G. Hannon
Chief Financial Officer

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